Exhibit e(iv) under Form N-1A
                                             Exhibit 1 under Item 601/Reg. S-K


                            DISTRIBUTOR'S CONTRACT

                                  Exhibit C

                            Federated Income Trust
                                Class Y Shares


      In consideration of the mutual covenants set forth in the Distributor's Contract dated June 1, 1992 between the Trust and FSC, the Trust, with respect to the Class of Shares of the Fund set forth above, and FSC execute and deliver this Exhibit.

      Witness the due execution hereof this 1st day of December, 2003.


                                    FEDERATED INCOME TRUST.

                                    By:  /s/ J. Christopher Donahue
                                       ------------------------------
                                    Name:  J. Christopher Donahue
                                    Title:  President


                                    FEDERATED SECURITIES CORP.

                                    By:  /s/ James F. Getz
                                       ------------------------------
                                    Name:  James F. Getz
                                    Title:  President - Broker/Dealer